PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of November 14, 2001 between CTIHC, INC. ("Pledgor") and FIRST UNION NATIONAL BANK ("Secured Party").

                  WHEREAS, Pledgor and Secured Party have entered into an ISDA Master Agreement, dated November 14, 2001, pursuant to which Pledgor and Secured Party may enter into one or more Transactions (such Master Agreement, as amended from time to time, and as supplemented by each Transaction and Confirmation, the "Master Agreement"); and

                  WHEREAS, Pledgor has agreed to secure its obligations (the "Secured Obligations") to Secured Party under the Master Agreement and under this Pledge Agreement in accordance with the terms and conditions of this Pledge Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Master Agreement will have such defined meanings when used herein. As used in this Pledge Agreement, the following terms will have the following meanings:

         "Collateral" has the meaning set forth in Section 2 hereof.

         "Master Agreement" has the meaning set forth in the Recitals hereto.

         "Pledged Securities" has the meaning set forth in Section 2(a) hereof.

         "Relevant Transaction" has the meaning set forth in Section 3(a) hereof.

         "Repurchase Transactions" has the meaning set forth in Section 4(d) hereof.

         "Secured Obligations" has the meaning set forth in the Recitals hereto.

         "Securities Act" has the meaning set forth in Section 4(a)(viii) hereof.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

                  2. Security Interest. Pledgor hereby pledges to Secured Party, as security for the Secured Obligations, and grants to Secured Party a first priority security interest in, lien on and right of set-off against, the following described property (the "Collateral"):

                  (a) those securities from time to time identified in Exhibit A hereto or deemed identified therein pursuant to Section 3(c) hereof (together with any additional securities constituting the Collateral, the "Pledged Securities"); and

                  (b) their products, proceeds and accessions (including all dividends, interest and other distributions on or with respect to the Pledged Securities, whether in cash, additional securities or otherwise).

                  3. Delivery. (a) Not later than the Trade Date with respect to each Transaction pursuant to which any Pledged Securities are required (a "Relevant Transaction"), Pledgor shall deliver all such Pledged Securities, or shall cause all such Pledged Securities to be delivered, to Secured Party or its designee in accordance with the following:

         (i) in the case of certificated securities that cannot be delivered by book-entry, delivery in appropriate physical form to the recipient or its account accompanied by any duly executed assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

         (ii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient.

                  (b) In the case of any Collateral required to be delivered under the Master Agreement or this Pledge Agreement other than Pledged Securities covered by Section 3(a), such Collateral shall be delivered in accordance with the instructions of Secured Party.

                  (c) Not later than the Trade Date of each Relevant Transaction, Exhibit A hereto shall be deemed amended by the addition of the information with respect to the relevant Pledged Securities as set forth in the related Confirmation.

                  4.  Representations, Warranties and Agreements.

                  (a) Pledgor represents and warrants, as of the date hereof and as of the date on which any Collateral is delivered to Secured Party, that:

         (i) Pledgor (A) is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (B) has the power to execute and deliver this Pledge Agreement and any other documentation relating to this Pledge Agreement to which it is a party, to deliver this Pledge Agreement, to grant the security interest contemplated herein, to deliver any required Collateral pursuant hereto and to perform its obligations under this Pledge Agreement; and (C) has taken all necessary action to authorize such execution, delivery or performance;

         (ii) Pledgor's execution, delivery and performance of this Pledge Agreement do not and will not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iii) all governmental and other consents that are required to have been obtained by Pledgor with respect to this Pledge Agreement or any delivery of Collateral pursuant hereto have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

         (iv) Pledgor's obligations under this Pledge Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganizations, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

         (v) Pledgor is the sole legal and beneficial owner of or otherwise has the right to deliver all Collateral, and such Collateral is subject to no adverse claims (including but not limited to any lien, encumbrance or claim of legal or beneficial ownership) other than by Pledgor, except for the lien and security interest in favor of Secured Party as provided herein;

         (vi) upon the delivery of any Collateral to Secured Party under the terms of this Pledge Agreement, Secured Party will have a valid and perfected first priority security interest therein;

         (vii) the information set forth or deemed set forth in Exhibit A hereto is true and correct;

         (viii) unless otherwise noted in Exhibit A hereto, either (A) the Pledged Securities are not "restricted" or "control" securities for purposes of the Securities Act of 1933, as amended (the "Securities Act") and may be freely resold by Secured Party under the Securities Act without restriction as to the amount or timing of sale, or (B) in the case of any Pledged Securities identified as such "restricted" or "control" securities identified on Exhibit A hereto, such Pledged Securities are eligible for sale by Secured Party pursuant to Rule 144 or Rule 145 under the Securities Act; and

         (ix) unless otherwise noted in Exhibit A, Pledgor is not an "affiliate" (as such term is defined in Rule 144(a) under the Securities Act) of any issuer of Pledged Securities.

                  (b)  Pledgor covenants and agrees with Secured Party that:

         (i) Pledgor will faithfully preserve and protect Secured Party's first priority security interest in the Collateral, will defend Secured Party's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver such acts and things and to execute and deliver) all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as Secured Party in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable Secured Party to exercise or enforce its rights under this Pledge Agreement with respect to any Collateral;

         (ii) in the case of any Pledged Securities which are "restricted" or "control" securities for purposes of Rule 144 under the Securities Act, Pledgor shall take all reasonable actions as may be required to ensure that Secured Party at all times remains entitled to sell the full volume of each class of such Pledged Securities then permitted to be sold under Rule 144(e), and Pledgor shall notify Secured Party immediately if, to its knowledge, there occurs any development or event which would render any of the Collateral not readily saleable under (A) Rules 144 or 145 under the Securities Act, or (B) any other provisions of the Securities Act (it being understood, to the extent set forth in Exhibit A hereto, some or all of the Pledged Securities may not meet the one-year holding period in Rule 144(d)); and

         (iii) in the case of any Pledged Securities which are "restricted" or "control" securities for purposes of Rule 144 or Rule 145 under the Securities Act and for which the Pledgor has the right to sell pursuant to a registration statement in respect of such securities filed with, and declared effective by, the Securities and Exchange Commission, at any time following the occurrence of an Event of Default, Pledgor shall take all action reasonably requested by Secured Party to (A) effect the sale of such securities by the Pledgor pursuant to such registration statement and (B) provide the purchaser thereof with securities which are not "restricted" or "control" securities for purposes of

Rule 144or Rule 145 under the Securities Act, provided that nothing in this
Section 5(iii) shall (I) adversely affect the Secured Party's rights under this Agreement, including, without limitation, its security interest in, lien on and right of set-off against the Pledged Securities and the proceeds of any sale of the Pledged Securities or (II) provide Pledgor with any rights, or Secured Party with any obligations, in addition to the rights of Pledgor and the obligations of Secured Party provided elsewhere in this Agreement; and

         (iv) Pledgor shall not, without the prior written consent of Secured Party, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any pledge, lien, claim, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral or any interest therein, except for transfers, liens and security interests provided for by this Pledge Agreement.

                  (c) Pledgor authorizes Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party covering the Collateral, and hereby appoints Secured Party as the Pledgor's attorney-in-fact to sign and file any such financing statements covering the Collateral. At the request of Secured Party, Pledgor will join Secured Party in executing such documents as Secured Party may determine, from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code in effect where the Collateral is located or where Pledgor conducts business; without limiting the generality of the foregoing, Pledgor agrees to join Secured Party, at Secured Party's request, in executing one or more financing statements in form satisfactory to Secured Party, and Pledgor will pay the costs of filing or recording the same, or of filing or recording this Pledge Agreement, in all public offices at any time and from time to time, whenever filing or recording of any such financing statement or of this Pledge Agreement is deemed by Secured Party to be necessary or desirable. In connection with the foregoing, it is agreed and understood between the parties hereto (and Secured Party is hereby authorized to carry out and implement this agreement and understanding and Pledgor hereby agrees to pay the costs thereof) that Secured Party may, at any time or times, file as a financing statement any counterpart, copy or reproduction of this Pledge Agreement.

                  (d) The Secured Party shall have the right, upon the prior written consent of Pledgor, to repledge, rehypothecate, reassign, as well as enter into repurchase transactions (collectively, "Repurchase Transactions") with respect to any of Pledged Securities, or direct any of its affiliates to enter into any such Repurchase Transactions using the Pledged Securities during any period in which this Pledge Agreement remains in effect. Notwithstanding the foregoing, Secured Party's right to enter into Repurchase Transactions involving Pledged Securities under this clause (d) shall in no way relieve Secured Party of its obligation to redeliver Pledged Securities to Pledgor under the terms and in the timely manner provided for in this Pledge Agreement.


                  5.  Rights of Secured Party and Pledgor Related to Collateral.

                  (a)  Secured Party may:

         (i) at any time transfer any of the Collateral into the name of Secured Party or its nominee;

         (ii) at any time following the occurrence of an Event of Default with respect to Pledgor, notify parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder;

         (iii) at any time following the occurrence of an Event of Default with respect to Pledgor, enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral and except that, prior to an Event of Default with respect to Pledgor, Pledgor may exercise its voting and consensual rights with respect to any Collateral constituting voting securities; and

         (iv) at any time take possession or control of any proceeds of the Collateral.

                  (b) Until the occurrence of an Event of Default with respect to Pledgor, Pledgor shall have the right to receive all income from or interest on the Collateral, and if Secured Party receives any such income or interest prior to the occurrence of an Event of Default with respect to Pledgor, Secured Party shall pay the same promptly to Pledgor, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to Secured Party in the manner described in Section 3 hereof to be held as Pledged Securities or other Collateral hereunder. Upon the occurrence of an Event of Default with respect to Pledgor, Pledgor will not demand or receive any income from or interest on the Collateral, and if Pledgor receives any such income or interest without any demand by it, the same shall be held by Pledgor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Pledgor and shall be delivered to Secured Party in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt. Secured Party may apply the net cash received from such income or interest to payment of any of the Secured Obligations, provided that Secured Party shall account for and pay over to Pledgor any such income or interest remaining after payment in full of the Secured Obligations then outstanding.

                  (c) So long as no Event of Default with respect to Pledgor shall have occurred and be continuing:

         (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Master Agreement; and

         (ii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (c).

                  (d) Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which Pledgor agrees and undertakes to do at Pledgor's expense, but Secured Party may do so in its discretion at any time after the occurrence of an Event of Default with respect to Pledgor, and at such time Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All expenses

(including, without limitation, attorneys' fees and expenses) incurred or paid by Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by Pledgor or reimbursed by Pledgor to Secured Party upon demand. The proceeds received by Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by Secured Party without liability for interest thereon and may be applied by Secured Party as Secured Party may deem appropriate toward payment of any of the Secured Obligations in such order or manner as Secured Party may elect.

                  (e) In the event Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, Pledgor, upon demand of Secured Party, shall pay to Secured Party the full amount thereof with interest thereon from the date expended by Secured Party until repaid at the Applicable Rate and so long as Secured Party shall be entitled to any such payment, this Pledge Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Secured Obligations, and for the enforcement of such repayment Secured Party shall have every right and remedy provided for enforcement of payment of the Secured Obligations.

                  (f) Secured Party shall exercise reasonable care in the custody and preservation of the Collateral in its possession; provided, however, that Secured Party shall be deemed to have exercised such reasonable care if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property (it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral).

                  6. Events of Default and Remedies. (a) In addition to the Events of Default specified in Section 5(a) of the Master Agreement, the occurrence at any time with respect to Pledgor of any of the following events will constitute an Event of Default with respect to it hereunder and under the Master Agreement:

         (i) failure to deliver Collateral to Secured Party in accordance with
Section 3 hereof; or

         (ii) failure of any representation or warranty made or deemed made herein or in any instrument or document delivered pursuant hereto to be correct or not misleading in any material respect upon the date when made or deemed made; or

         (iii) failure to perform any term, covenant or agreement contained herein (other than that specified in clauses (i) or (ii) above), if such failure is not remedied on or before the fifth Business Day after notice of such failure is given to Pledgor.

                  (b) If an Event of Default with respect to Pledgor shall have occurred:

         (i) Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by Secured Party and toward payment of the Secured Obligations in such order or manner as Secured Party may elect. Any sale or other disposition of collateral pursuant hereto shall be free from any claim or right of any nature whatsoever of Pledgor, including any equity or right of redemption by Pledgor (with Secured Party having the right to purchase any or all of the Collateral to be sold). To the extent permitted by law, Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Pledgor agrees that if such notice is given at least three (3) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Notwithstanding the foregoing, Pledgor acknowledges and agrees that any Pledged Securities may decline speedily in value and are of a type customarily sold on a recognized market, and, accordingly, Pledgor is not entitled to prior notice of any sale of Pledged Securities by Secured Party, except any notice that is required under applicable law and cannot be waived. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale;

         (ii) upon notice by Secured Party to Pledgor, Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as Secured Party may elect; and

         (iii) all dividends, payments of interest and other distributions of every character made upon or in respect of the Collateral or any part thereof shall be deemed to be Collateral and shall be paid directly to and shall be held by Secured Party as additional Collateral pledged under and subject to this Pledge Agreement.

                  (c) All rights to marshalling of assets of Pledgor, including any such right with respects to the Collateral, are hereby waived by Pledgor. All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                  (d) Pledgor hereby acknowledges that the sale by Secured Party of any Pledged Securities pursuant to the terms hereof in compliance with the Securities Act, as well as applicable Blue Sky or other state securities laws, may require strict limitations as to the manner in which Secured Party or any subsequent transferee of Pledged Securities may dispose of such securities. Pledgor understands that in order to protect Secured Party's interest it may be necessary for Secured Party in order to comply with such limitations to sell the Pledged Securities at a price less than the maximum price attainable were a sale delayed or made in another manner, such as a public offering requested under the Securities Act. Pledgor has no objection to sale in such a manner under such circumstances and agrees that under such circumstances Secured Party shall have no obligation to obtain the maximum possible price for the Pledged Securities.

                  7. Application of Proceeds by Secured Party. (a) In the event Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Section 6 hereof, any amounts held, realized or received by Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party first toward the payment of any costs and expenses incurred by Secured Party in enforcing this Pledge Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations, including, without limitation, the actual attorney's fees and expenses incurred by Secured Party, all of which costs and expenses Pledgor agrees to pay, and then between interest and principal as Secured Party may elect. Any amounts and any Collateral remaining after such application and after payment to Secured Party of all of the Secured Obligations in full shall be paid or delivered to Pledgor, its successor or assigns, or as a court of competent jurisdiction may direct.

                  Pledgor shall be liable for the deficiency if the net proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled and the fees of any attorneys employed by Secured Party to collect such deficiency.

                  8. Return of Collateral. Upon the conclusion or termination of a Relevant Transaction (other than in connection with an Event of Default or the designation of an Early Termination Date), and payment by Pledgor of all amounts due with respect thereto, Secured Party shall return to Pledgor the Collateral held by Secured Party relating solely to such Relevant Transaction (unless such Collateral has been applied in satisfaction of the Secured Obligations pursuant to the terms of this Pledge Agreement). As of the time of such return of Pledged Securities, Exhibit A hereto shall be deemed amended by deletion of the Pledged Securities so returned.

                  9. Credit Support Document. This Pledge Agreement is a Credit Support Document with respect to Pledgor in accordance with the Master Agreement. This Pledge Agreement supplements the Master Agreement, and is intended to be construed as part of a single agreement between the parties regarding the matters contemplated hereby and thereby.

                  10.  Transfer; Amendments; Applicable Law.

                  (a) Neither this Pledge Agreement, nor any interest or obligation in or under this Pledge Agreement, may be transferred by any party without the prior written consent of the other party and any purported transfer without such consent will be void for all purposes; provided, however, that Secured Party may transfer any right or interest in this Pledge Agreement to any transferee to which a transfer pursuant to Section 6(b)(ii) or Section 7 of the Master Agreement would be permitted.

                  (b) This Pledge Agreement and all obligations of each party hereunder shall be binding upon the permitted successors and assigns of such party, and shall, together with the rights and remedies of the other party hereunder, inure to the benefit of such other party and its respective permitted successors and assigns.

                  (c) No amendment, modification or waiver in respect of this Pledge Agreement will be effective unless in writing and executed by each of the parties.

                  (d) This Pledge Agreement shall be governed by, and shall be construed and interpreted in accordance with, the law of the State of New York without reference to choice of law provisions.

                  11. Notices. All notices and communications provided for herein shall be given or made in accordance with the Master Agreement.

                  12. Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which is an original document, but all of which, taken together, shall constitute one and the same instrument.

                  13. Joint Party. If more than one person or entity is executing this Pledge Agreement as Pledgor, then (i) the obligations of Pledgor hereunder shall be the joint and several obligations of each such person or entity, (ii) any event of default occurring with respect to any such person or entity shall be an event of default with respect to Pledgor, (iii) the death, release or discharge, in whole or in part, of any such person or entity, or the occurrence of any bankruptcy, liquidation, dissolution or any other event described in Section 5 (a)(vii) of the Master Agreement with respect to any such person or entity, shall not discharge or affect the liabilities of any other such person or entity, (iv) unless the context otherwise requires, each reference herein to "party" shall, as applied to Pledgor, be construed as a joint and several reference to each such person or entity, and (v) any person or entity receiving notices given to Pledgor at the address provided under the Master Options Agreement shall be deemed to receive such notices on behalf of each other such person or entity.

                  14. Agency Terms. The Agent is acting hereunder for and on behalf of Secured Party solely in its capacity as agent for Secured Party pursuant to instructions from Secured Party, and for all purposes of this Pledge Agreement, the terms of Section 6 (g) of the Schedule to the Master Agreement shall apply.

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Pledge Agreement to be duly executed as of the day and year first above written.

SECURED PARTY:                               PLEDGOR:

FIRST UNION NATIONAL BANK                    CTIHC, INC.

By: First Union Securities, Inc.,
    acting solely in its capacity as its
    Agent

By:   /s/ Mary Louise Guttmann               By:   /s/ William T. Devanney, Jr.
   ------------------------------               ------------------------------
   Name:  Mary Louise Guttmann                  Name:  William T. Devanney, Jr.
   Title: Senior Vice President                 Title: Senior Vice President,
          and Assistant General                        Corporate Taxes
          Counsel

AGENT:

FIRST UNION SECURITIES, INC.,
acting solely in its capacity as Agent
First Union National Bank


By:   /s/ Mary Louise Guttmann
   -----------------------------
   Name:  Mary Louise Guttmann
   Title: Senior Vice President
          and Assistant General
          Counsel

                                    Exhibit A
                                    ---------

                               PLEDGED SECURITIES
                               ------------------

1. Pledged Securities. Pursuant to Section 2 of this Pledge Agreement, Pledgor hereby represents and warrants that the following information is true and correct with respect to the Pledged Securities identified below:

Pledged Securities:                         1,039,576 shares of common stock,
                                            par value $.01 per share, issued by
                                            TeleCorp PCS, Inc. ("Issuer"), cusip
                                            #879300101, certificate #0961, and
                                            72,481 shares of common stock, par
                                            value $.01 per share, issued by the
                                            Issuer, cusip #879300101,
                                            certificate #1787 and 35,000 shares
                                            of common stock, par value $.01 per
                                            share, issued by the Issuer, cusip
                                            #879300101, certificate #1786.

Date on which Pledgor
acquired the Pledged Securities:            November 13, 1999.

Date on which Pledgor fully
paid for the Pledged Securities:            The Pledgor's parent, CIHC,
                                            Incorporated acquired the shares for
                                            the full purchase price or other
                                            consideration within the meaning of
                                            Rule 144 of the Securities Act of
                                            1933, as amended, on November 13,
                                            1999. The Pledgor's parent received
                                            the Pledged Securities in a
                                            transaction under Rule 145 of the
                                            Securities Act of 1933, as amended
                                            (the "Securities Act"). On December
                                            29, 2000, the Pledgor's parent
                                            transferred the Pledged Shares to
                                            the Pledgor as a capital
                                            contribution.

Restrictions on sale of
Pledged Securities:

         Insider: Pledgor represents, warrants and covenants that Pledgor (a) is not currently an Insider and (b) will not be an Insider at any time during the term of this Transaction.

                                            "Insider" means (i) a person who is
                                            an officer, director of the Issuer
                                            or a beneficial owner of more than
                                            10% of any class of equity
                                            securities of the Issuer required to
                                            file reports pursuant to Section
                                            16(a) of the Securities Exchange Act
                                            and (ii) a person who is an
                                            "Affiliate" (as defined in Rule 144)
                                            of the Issuer.


         Holding Period; Restrictions on    Pledgor represents and warrants that
         Transfer:                          the Pledged Securities are freely
                                            salable by or on behalf of Pledgor
                                            under the Securities Act and are not
                                            subject to resale restrictions under

                                            Rule 144, Rule 145 of the Securities
                                            Act or otherwise.

                                            Pledgor represents and warrants to
                                            Secured Party that (i) Pledgor
                                            acquired the Pledged Securities from
                                            an affiliate of the Issuer on
                                            December 29, 2000 and the Issuer is
                                            in compliance with Rule 144(c)(1)
                                            and (ii) physical delivery of the
                                            Pledged Securities to Secured Party
                                            and any sale by Secured Party does
                                            not violate or conflict with any law
                                            applicable to such Pledged
                                            Securities, or any contractual
                                            obligation or restriction applicable
                                            to such Pledged Securities and that
                                            all required notices to third
                                            parties, including an opinion of
                                            counsel to the transfer agent for
                                            the Shares for removing legends
                                            relating to the Stockholder's
                                            Agreement and the securities laws,
                                            have been given and any required
                                            consents or approvals from third
                                            parties have been obtained and no
                                            third party will have any rights
                                            with respect to the Pledged
                                            Securities delivered to Secured
                                            Party and any foreclosure under the
                                            Pledge Agreement on the Pledged
                                            Securities, the Secured Party will
                                            receive Pledged Securities free and
                                            clear of any security interests,
                                            claims and other encumbrances and
                                            for the avoidance of doubt, such
                                            Pledged Securities will not be
                                            subject to the terms of the
                                            Stockholder's Agreement by and among
                                            AT&T Wireless PCS, LLC, the Cash
                                            Equity Investors, the Management
                                            Stockholders, the Other Stockholders
                                            (in each case, as defined therein)
                                            and Telecorp PCS, Inc., dated as of
                                            November 13, 2000, as amended by
                                            Amendment No. 1 to the Stockholders'
                                            Agreement, dated October 7, 2001, as
                                            amended, supplemented or otherwise
                                            modified or the Investors
                                            Stockholders' Agreement by and among
                                            Telecorp PCS, Inc. and the
                                            Stockholders named therein, dated as
                                            of February 28, 2000, as amended,
                                            supplemented or otherwise modified
                                            or the Voting Agreement by and among
                                            Telecorp PCS, LLC and the
                                            shareholders listed therein, dated
                                            October 7, 2001, as amended,
                                            supplemented or otherwise modified.

         Transaction Covenants:             Pledgor represents and warrants
                                            that, in effecting the Transaction,
                                            it is not in possession of any
                                            material non-public information with
                                            respect to the Issuer that, under
                                            the U.S. federal securities laws, it
                                            would have to disclose in advance to
                                            a party effecting a purchase or sale
                                            of the Shares.

                                            Pledgor represents and warrants that
                                            it is an "eligible contract
                                            participant" as defined in Commodity
                                            Futures Modernization Act of 2000.

Acknowledged:

CTIHC, INC.

By: /s/ William T. Devanney, Jr.
   ------------------------------
   Name:  William T. Devanney, Jr.
   Title: Senior Vice President,
          Corporate Taxes